Exhibit 10.22

FIRST AMENDMENT TO THE

AVON PRODUCTS, INC. DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2008

This FIRST AMENDMENT is made to the Avon Products, Inc. Deferred Compensation Plan, as it was amended and restated effective as of January 1, 2008, (the “Plan”) by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).

INTRODUCTION

Effective January 1, 2011, the Company wishes to amend the definition of Base Salary to include short term disability payments. This amendment is being made to conform the Plan to a similar amendment being made to the Avon Personal Savings Account Plan (the 401(k) Plan).

AMENDMENT

NOW, THEREFORE, the Company hereby adds a new paragraph to the final flush language of Section 1.4, effective January 1, 2011, to read as follows:

“Effective January 1, 2011, short term disability payments shall be considered part of a Participant’s “Base Salary.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the amended and restated plan effective as of January 1, 2008 to be executed on the date first set below.

AVON PRODUCTS, INC.

Dated: December 7, 2010	By:	/s/ Lucien Alziari

	Title:	SVP, Human Resources